DRAFT ONLY
Exhibit 23.1
Exhibit C

Sadler, Gibb and Associates, LLC Letterhead

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to Amendment No. 1 to the 2015 Benefit Plan of Green Endeavors, Inc. of our reports dated April 7, 2015 and April 15, 2014, with respect to the financial statements of Green Endeavors, Inc. included in its Annual Reports (Form 10-K) for the years ended December 31, 2014 and 2013, filed with the Securities and Exchange Commission.

/s/ Sadler Gibb & Assoc.
SADLER GIBB AND ASSOCIATES, LLC
Salt Lake City, Utah
July 14, 2015